CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 30, 2018 relating to the consolidated financial statements of Dogness (International) Corporation included in its annual report (Form 20-F) for the year ended June 30, 2018. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

February 4, 2019